                                                                    EXHIBIT 99.1

                          [LETTERHEAD OF VENTAS, INC.]



                                                        Contact: Debra A. Cafaro
                                                        President and CEO
                                                        (502) 357-9000


              VENTAS TO FILE 10-K FOLLOWING VENCOR EFFECTIVE DATE; VENTAS PAYS $35 MILLION TO LENDERS ON MARCH 30, 2001

                             ----------------------

                   VENTAS REPORTS 2000 FFO OF $1.12 PER SHARE

     Louisville, KY, April 2, 2001 - Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") said today it is obtaining an automatic 15-day extension for the filing of its 2000 Form 10-K to coordinate such filing with Vencor's emergence from bankruptcy. Vencor, which is Ventas' primary tenant, is working towards consummation of its Reorganization Plan, which was confirmed by order of the U.S. Bankruptcy Court dated March 16, 2001.

     Ventas expects to file its 2000 Form 10-K as soon as possible after the effective date of the Vencor Plan of Reorganization (the "Effective Date"). The Plan provides that the Effective Date must occur by May 1, 2001.

     "This extension will allow the Company's 2000 Form 10-K to reflect current and accurate information so that it will be a useful tool to shareholders, investors and the public," Ventas President and Chief Executive Officer Debra A. Cafaro said. "We are announcing earnings today, however, to provide important financial information to our shareholders prior to filing the Company's 2000 10-K."

     Consummation of the Plan of Reorganization is subject to the satisfaction of numerous conditions, many of which are outside of the control of Ventas and Vencor. Therefore, there can be no assurance as to whether or when the Plan of Reorganization will be consummated. If the Effective Date has not occurred by April 17, 2001, Ventas will file its 2000 Form 10-K on that date.

VENTAS REDUCES DEBT BALANCES

     Ventas also said that, on March 30, 2001, it paid $35 million of principal to its lenders. Ventas has paid down more than $122 million under its Amended Credit Agreement, which now has an outstanding balance of about $852 million. The Company also exercised the option in its Amended Credit Agreement to extend through April 30 the deadline by which Vencor must emerge from bankruptcy. Ventas has two further extensions it could implement, if necessary, through June 30, 2001.

VENTAS REPORTS $1.12 PER SHARE FFO FOR 2000

     Ventas also announced its results for the year ended December 31, 2000. The Company's Consolidated Balance Sheet at December 31, 1999 and 2000 and its Consolidated Statement of Operations for those two years are also included in this press release.

     Funds from operations ("FFO") for the year ended December 31, 2000 totaled $76.5 million, or $1.12 per diluted share. FFO for the comparable period in 1999 totaled $85.0 million, or $1.25 per diluted share.

     After an extraordinary loss on the early extinguishment of debt of $4.2 million, or $0.06 per share, and the impact of the $96.5 million settlement with the Department of Justice, the Company reported a net loss for the year ended December 31, 2000 of $65.5 million or $0.96 per share. Net income for the year ended December 31, 1999 was $42.5 million, or $0.63 per share.

     Rental income for the year ended December 31, 2000 was $232.8 million, of which $229.6 million (98.6%) was from leases with Vencor. Interest and other income totaled approximately $9.5 million for the year ended December 31, 2000 and was primarily the result of earnings from investment of cash reserves during the year.

     Expenses for the year ended December 31, 2000 totaled $304.5 million and included $42.2 million of depreciation on real estate assets and $95.3 million of interest expense. Expenses also included a charge to earnings of $96.5 million related to a settlement with the Department of Justice and a charge of $48.3 million representing unpaid rents primarily from Vencor.

     General and administrative expenses for the year ended December 31, 2000 were $9.7 million. Professional fees totaled $10.8 million incurred as a result of normal corporate activities, ongoing negotiations with Vencor and the evaluation of the Company's business strategy alternatives.

     FFO for the years ended December 31, 2000 and 1999 is summarized in the following table.

                                                   Year                Year
                                                  Ended               Ended
                                               December 31,        December 31,
                                                   2000                1999
                                               ------------        ------------
                                                     (In thousands, except
                                                       per share amounts)

Net income (loss) ............................. $ (65,452)          $  42,535
Extraordinary loss on extinguishment of debt...     4,207                  -
                                                ---------           ---------
Income (loss) before extraordinary loss........   (61,245)             42,535

Depreciation on real estate assets.............    42,188              42,742
United States Settlement ......................    96,493                   -
Realized gain on sale of asset.................      (957)               (254)
                                                ---------           ---------
Funds from operations.......................... $  76,479           $  85,023
                                                =========           =========
      FFO per diluted share.................... $    1.12           $    1.25
                                                =========           =========

     The Company considers FFO an appropriate measure of performance of an equity REIT, and the Company uses the National Association of Real Estate Investment Trusts' ("NAREIT") definition of FFO. NAREIT defines FFO as net income (computed in accordance with accounting principals generally accepted in the United States ("GAAP")), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation on real estate assets and after adjustments for unconsolidated partnerships and joint ventures. FFO presented herein is not necessarily comparable to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definition. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is FFO necessarily indicative of sufficient cash flow to fund all of the Company's needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be examined in conjunction with net income(loss) as presented in the consolidated financial statements and data included elsewhere in this Press Release.

     Ventas is a real estate investment trust whose properties include 45 hospitals, 216 nursing centers and eight personal care facilities operating in 36 states.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). All statements regarding Ventas, Inc's ("Ventas" or the "Company") and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "could," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission (the "Commission"). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Vencor, Inc. and certain of its affiliates (collectively, "Vencor") to consummate their Plan of Reorganization, and to continue to meet and/or honor its obligations under its contractual arrangements with the Company and the Company's wholly owned operating partnership, Ventas Realty, Limited Partnership ("Ventas Realty"), including without limitation the various agreements (the "Spin Agreements") entered into by the Company and Vencor at the time of the corporate reorganization on May 1, 1998 (the "1998 Spin Off") pursuant to which the Company was separated into two publicly held corporations, (b) the ability and willingness of Vencor to continue to meet and/or honor its obligation to indemnify and defend the Company for all litigation and other claims relating to the health care operations and other assets and liabilities transferred to Vencor in the 1998 Spin Off, (c) the ability of Vencor and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future health care reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreement and the ability of the Company to satisfy its obligation to post cash collateral if required to do so under such interest rate swap agreement, (m) the ability and willingness of Atria, Inc. ("Atria") to continue to meet and honor its contractual arrangements with the Company and Ventas Realty entered into connection with the Company's spin off of its assisted living operations and related assets and liabilities to Atria in August 1996), (n) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, (o) the outcome of the audit being conducted by the Internal Revenue Service for the Company's tax years ended December 31, 1997 and 1998,
(p) final determination of the Company's net taxable income for the tax year ended December 31, 2000, and (q) the treatment of the Company's claims in the chapter 11 cases of certain of the Company's tenants, including Integrated Health Services, Inc. and certain of its affiliates.. Many of such factors are beyond the control of the Company and its management.

                                            VENTAS, INC.
                                     CONSOLIDATED BALANCE SHEETS
                                     December 31, 2000 and 1999
                                           (In thousands)
                                                                             2000           1999
                                                                          ----------     ----------
Assets
Real estate investments:
   Land...................................................................$  120,151     $  120,891
   Building and improvements.............................................. 1,055,992      1,061,656
                                                                          ----------     ----------
                                                                           1,176,143      1,182,547
   Accumulated depreciation...............................................  (327,598)      (287,756)
                                                                          ----------     ----------
   Total real estate investments                          .                  848,545        894,791
Cash and cash equivalents.................................................    87,401        139,594
Restricted cash-- disputed tax refunds and accumulated interest ..........    26,893             --
Recoverable federal income taxes, restricted in 2000......................     3,211         26,610
Deferred financing costs, net.............................................    10,875          5,702
Notes receivable from employees...........................................     3,422          3,611
Other.....................................................................       798            891
                                                                          ----------     ----------
             Total assets.................................................$  981,145     $1,071,199
                                                                          ==========     ==========
Liabilities and stockholders' equity (deficit)
Liabilities:
   Notes payable and other debt...........................................$  886,385     $  974,247
   United States Settlement ..............................................    96,493             --
   Deferred gain on partial termination of interest rate swap agreement...    21,605         21,605
   Accrued dividend ......................................................    19,846             --
   Accounts payable and other accrued liabilities.........................    13,720          9,886
   Other liabilities-- disputed tax refunds and accumulated interest......    30,104         26,610
   Deferred income taxes..................................................    30,506         30,506
                                                                          ----------     ----------
             Total liabilities............................................ 1,098,659      1,062,854
                                                                          ----------     ----------

Commitments and contingencies

Stockholders' equity (deficit):
   Preferred stock, 10,000 shares authorized, unissued....................        --             --
   Common stock, $0.25 par value; authorized 180,000 shares;
      issued 73,608 shares in 2000 and 1999               .                   18,402         18,402
   Capital in excess of par value.........................................   132,228        139,723
   Unearned compensation on restricted stock..............................    (1,338)        (2,080)
   Retained earnings (deficit)............................................  (121,323)         6,409
                                                                          ----------     ----------
                                                                              27,969        162,454
   Treasury stock--5,172 shares in 2000 and 5,619 shares in 1999 .........  (145,483)      (154,109)
                                                                          ----------     ----------
             Total stockholders' equity (deficit).........................  (117,514)         8,345
                                                                          ----------     ----------
             Total liabilities and stockholders' equity (deficit).........$  981,145     $1,071,199
                                                                          ==========     ==========

                                            VENTAS, INC.
                                CONSOLIDATED STATEMENTS OF OPERATIONS
                           For the Years Ended December 31, 2000 and 1999
                              (In thousands, except per share amounts)
                                                                             2000           1999
                                                                          ----------     ----------
Revenues:
    Rental income.........................................................$  232,841     $  228,600
    Interest and other income.............................................     9,481          4,391
                                                                          ----------     ----------
        Total revenues....................................................   242,322        232,991
                                                                          ----------     ----------
Expenses:
    General and administrative                            .                    9,689          7,767
    Professional fees.....................................................    10,813         12,527
    Non-recurring employee severance costs................................       355          1,272
    United States Settlement .............................................    96,493             --
    Loss on uncollectible amounts due from tenants........................    48,328         34,418
    Loss on impairment of assets..........................................        --          1,927
    Amortization of restricted stock grants...............................     1,339          1,304
    Depreciation on real estate investments...............................    42,188         42,742
    Interest..............................................................    95,319         88,753
                                                                          ----------     ----------
        Total expenses....................................................   304,524        190,710
                                                                          ----------     ----------
Income (loss) before gain on disposal of real estate assets, provision
   for income taxes and extraordinary loss................................   (62,202)        42,281
Net gain on real estate disposal .........................................       957            254
                                                                          ----------     ----------
Income (loss) before provision for income taxes and extraordinary loss ...   (61,245)        42,535
Provision for income taxes................................................        --             --
                                                                          ----------     ----------
Income (loss) before extraordinary loss...................................   (61,245)        42,535
Extraordinary loss on extinguishment of debt, net of income tax benefit
  of $4,935 in 1998.......................................................    (4,207)            --
                                                                          ----------     ----------
Net income (loss) ........................................................$  (65,452)    $   42,535
                                                                          ==========     ==========
Earnings (loss) per common share:
    Basic:
        Income (loss) before extraordinary loss...........................$    (0.90)    $     0.63
        Extraordinary loss on extinguishment of debt .....................     (0.06)            --
                                                                          ----------     ----------
        Net income (loss).................................................$    (0.96)    $     0.63
                                                                          ==========     ==========
    Diluted:
        Income (loss) before extraordinary loss...........................$    (0.90)    $     0.63
        Extraordinary loss on extinguishment of debt......................     (0.06)            --
                                                                          ----------     ----------
        Net income (loss).................................................$    (0.96)    $     0.63
                                                                          ==========     ==========
Weighted average number of shares outstanding, basic......................    68,010         67,754
Weighted average number of shares outstanding, diluted....................    68,131         67,989